ONE PRICE CLOTHING STORES, INC. AND SUBSIDIARIES

  EXHIBIT 4(m)          Amendment Number Two to the Continuing Commercial Credit Agreement by and between Carolina
                        First Bank as Lender and the Registrant, One Price Clothing of Puerto Rico, Inc. and One
                        Price Clothing -U.S. Virgin Islands, Inc. as Borrowers dated April 21, 1998.

                                                 AMENDMENT NUMBER 2
                                                         TO
                                       CONTINUING COMMERCIAL CREDIT AGREEMENT

                                                                  April 21, 1998

One Price Clothing Stores, Inc.
1875 East Main Street
Duncan, South Carolina 29334

One Price Clothing of Puerto Rico, Inc.
1875 East Main Street
Duncan, South Carolina 29334

One Price Clothing - U.S. Virgin Islands, Inc.
1875 East Main Street
Duncan, South Carolina 29334

Gentlemen:

         Carolina First Bank ("Bank"), One Price Clothing Stores, Inc. ("One Price"), One Price Clothing of Puerto Rico, Inc. ("One Price, P.R."), and One Price Clothing - U.S. Virgin Islands, Inc. ("One Price V.I.", and together with One Price and One Price, P.R., individually referred to as a "Borrower" and collectively as "Borrowers") have entered into certain financing arrangements pursuant to the Continuing Commercial Credit Agreement, dated May 16, 1997, between Bank and Borrowers (the "Credit Agreement"). All capitalized terms used herein and not herein defined shall have the meanings given to them in the Credit Agreement.

         Borrowers have requested that Bank agree to extend the Term of the Credit Agreement so that the Credit Agreement will expire June 30, 1999, and Bank is willing to agree to this Amendment, subject to the terms and conditions set forth herein.

         In consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

         1.                (a)  Section  3.1 of the Credit  Agreement  is hereby
                           amended  by  deleting   the  phrase   "closing   fee"
                           appearing  therein,  and substituting  therefor,  the
                           phrase "extension fee".

                           (b) Section 3.1 of the Credit Agreement is further amended by deleting the phrase "on the date hereof" appearing therein, and substituting therefor the phrase "on the date of this Amendment
                           Number 2".

         2. Section 4.2 of the Credit Agreement is hereby amended by deleting the date "February 1, 1997" appearing therein, and substituting therefor, the date "January 31, 1998".

         3.       Section 11.1 (a) of the Credit  Agreement is hereby amended by deleting  the ending date of the Term of the Credit  Agreement
                  of  "June  30,  1998"  appearing  therein,   and  substituting
                  therefor, the date "June 30, 1999".

         4.       Miscellaneous.

                  a. Entire Agreement; Ratification and Confirmation of the Credit Agreement.

                           This Amendment contains the entire agreement of the parties with respect to the specific subject matter hereof and supersedes all prior or contemporaneous term sheets, proposals, discussions, negotiations, correspondence, commitments, and communications between or among the parties concerning the subject matter hereof. This Amendment may not be modified or any provision waived, except in writing, signed by the party against whom such modification or waiver is thought to be enforced. Except as specifically modified herein, and as specifically modified in Amendment Number 1, the Credit Agreement is hereby ratified, restated, and confirmed by the parties hereto as of the effective date hereof. To the extent of a conflict between the terms of this Amendment and the Credit Agreement, the terms of this Amendment shall control.


                  b.       Governing Law.

                           This Amendment and the rights and the obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the state of South Carolina, with regard to principals of conflicts of law.

                  c.       Binding Affect.

                           This Amendment shall be binding and enure to the benefit to each of the parties hereto and their respective successors and assigns.

                  d.       Counterparts.

                           This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one in the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

         By the signature hereto of each of their duly authorized officers, all of the parties hereto mutually covenant and agree as set forth herein.

                                                     Yours very truly,


                                                     Carolina First Bank

                                                     By:               /s/ Charles D. Chamberlain
                                                                       Charles D. Chamberlain,
                                                     Title:            Executive Vice President

AGREED AND ACCEPTED:

                  One Price Clothing Stores, Inc.

By:               /s/ Stephen A. Feldman
                  Stephen A. Feldman,
Title:            Executive Vice President & Chief Financial Officer


                  One Price Clothing of Puerto Rico, Inc.

By:               /s/ C. Burt Duren
                  C. Burt Duren
Title:            Treasurer


                  One Price Clothing - U.S. Virgin Islands, Inc.

By:               /s/ C. Burt Duren
                  C. Burt Duren
Title:            Treasurer